OFFICE LEASE

This lease is made between IVAX Corporation (“Lessor”), and Whitman Education Group, Inc. (“Lessee”).

Lessee hereby offers to lease from Lessor the premises described on Exhibit A consisting of a certain portion (5,465 square feet) of the sixth floor and on Exhibit B consisting of a certain portion (1,361 square feet) of the first floor of that certain office building situated in the City of Miami, County of Dade, State of Florida, described as 4400 Biscayne Boulevard, Miami, Florida 33137 (the “Premises”), upon the following terms and conditions:

1.    Term and Rent. Lessor demises the above-described 6th floor Premises for a term of five years commencing April 1, 1996 and terminating on March 31, 2001, or sooner as provided herein at the annual rental of One Hundred Three Thousand, Nine Hundred Ninety Nine Dollars ($103,999.00), plus applicable sales tax, inclusive of all improvements, furnishings and equipment and services described herein, payable in equal installments in advance on the first day of each month during the term of this Lease. Lessor demises the above-described first floor Premises for a term of four and one-half years commencing October 1, 1996 and terminating on March 31, 2001, or sooner as provided herein at the annual rental of Twenty Six Thousand, Seven Hundred Eighty Four Dollars ($26,784.00), plus applicable sales tax, inclusive of all improvements, furnishings and equipment and services described herein, payable in equal installments in advance on the first day of each month during the term of this Lease. All rental payments shall be made to Lessor at 4400 Biscayne Boulevard, Miami, Florida 33137 to the attention of: Treasurer.

2.    Use. Lessee shall use and occupy the Premises for corporate offices and training facilities and such other lawful uses as the Lessor shall permit from time to time. Lessor represents that the Premises may lawfully be used for such purpose.

3.    Improvements, Furniture and Telephone Dial Tone Service. Lessee’s occupancy of the Premises shall be deemed acceptance of the Premises as delivered. During the term of this Lease, including any extensions thereof, Lessor shall provide adequate installed phones and dial tone service therefor and Lessee’s occupancy of the Premises shall be deemed acceptance of said phone system. Lessee shall have the responsibility for payment of own local range and long distance telephone charges.

4.    Conference Room Facilities. During the term of this Lease, Lessor shall permit Lessee to utilize conference room facilities of Lessor as may be reasonably requested by Lessee from time to time, on a space available basis, at no additional cost to Lessee.

5.    Janitorial Services. For the term of this Lease, including all extensions thereof, Lessor shall provide janitorial services to the Premises to the same extent such services are provided to the remainder of the office building occupied by Lessor.

6.    Utilities. All necessary utility services on the Premises shall be provided by Lessor, including those for sewer, water, gas or electricity.

7.    Care and Maintenance of Premises. Lessee acknowledges that the Premises are in good order and repair. Lessee shall, at its own expense and at all times, maintain the Premises in good and safe condition, and shall surrender the same, on termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and interior partitions, which shall be maintained by Lessor.

8.    Alterations. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the Premises.

9.    Parking. For the term of this Lease, including all extensions thereof, Lessee shall be permitted to utilize the parking garage for the parking needs of its employees and guests.

10.    Termination of Lease. This Lease may be terminated by either party on 180 days prior written notice to the other party.

11.    Ordinances and Statutes. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Lessee.

12.    Assignment and Subletting. Lessee shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be null and and void without effect.

13.    Entry and Inspection. Lessee shall permit Lessor or Lessor’s agents to enter upon the Premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same.

14.    Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the Premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused, except as such may occur due to the gross negligence or willful misconduct of Lessor or its agents.

15.    Insurance. Lessee, at its expense, shall maintain liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage acceptable to Lessor. Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

16.    Eminent Domain. If the Premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee’s use of the Premises, shall be taken by eminent domain, this Lease shall terminate on the date when the title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee.

17.    Destruction of Premises. In the event of a partial destruction of the Premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the Premises. If such repairs cannot be made within said sixty (60) days, Lessor, at its option, may make the same within a reasonable time, this Lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repair which cannot be made within sixty (60) days, this Lease may be terminated at the option of either party upon written notice to the other party. In the event that the building in which the Premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this Lease whether the demised Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this Lease.

18.    Lessor’s Remedies on Default. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within 30 days after the giving of such notice (or if such default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such 30 days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease immediately upon the expiration of such time period, and Lessee shall then quit and surrender the

Premises to Lessor, but Lessee shall remain liable as herein provided. If this Lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

19.    Notices. Any notice which either party may or is required to give, shall be given by hand-delivery or mailing the same, postage prepaid, to Lessee at the Premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.

20.    Assigns; Successors. This Lease is binding upon and inures to the benefit of the permitted assigns and successors in interest to the parties.

21.    Option to Renew. Provided that Lessee is not in default in the performance of this Lease, Lessee shall have the option to renew the Lease encompassing both the 6th floor and 1st floor Premises for an additional term of five years commencing at the expiration of the initial lease term. Except as specifically provided herein, all of the terms and conditions of the Lease shall apply during the renewal term except that the monthly rent for the 6th floor premises shall be Nine Thousand, Nine Hundred Sixty-Seven Dollars ($9,967.00), and the monthly rent for the 1st floor premises shall be Two Thousand, Five Hundred Sixty-Seven Dollars ($2,567.00) The monthly rent for both premises combined shall be the sum of Twelve Thousand, Five Hundred Thirty Four Dollars ($12,534.00) plus applicable sales tax during the first renewal year, to be increased annually thereafter at the prevailing CPI rate with a cap of 3 1/2%. The option shall be exercised by written notice given to Lessor not less than 90 days prior to the expiration of the initial Lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

22.    Subordination. This Lease is and shall be subordinated to all existing and future liens and encumbrances against the Premises and the building in which they are situated.

23.    Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following exhibits have been made a part of this Lease before the parties’ execution hereof: Exhibit “A”: Description of 6th Floor Premises, and Exhibit “B”: Description of First Floor Premises.

Signed this 28th day of February, 1997.

WHITMAN EDUCATION GROUP, INC., Lessee		IVAX CORPORATION, Lessor
By:	/s/ RANDY S. PROTO	By:	/s/ EDWARD O’BRIEN

Its:	President	Its:	Vice President – Human Resources
Address:	4400 Biscayne Blvd., 6th Floor Miami, Florida 33137	Address:	4400 Biscayne Blvd. Miami, Florida 33137

Exhibit "A"

Description of the Sixth Floor Premises

[Graphic Omitted]

Exhibit "B"

Description of the First Floor Premises

[Graphic Omitted]

Addendum to Office Lease
between
Whitman Education Group, Inc.
and
IVAX Corporation

It is understood by both parties to the Office Lease between IVAX Corporation and Whitman Education Group, Inc. signed the 28th of February, 1997, that payment of any and all costs incurred in tenant alterations or improvements and/or fixed asset purchases (primarily furniture) commencing from January 1, 1997 onwards shall be the sole responsibility of the Lessee. All other terms and conditions of the Lease including paragraph 8. Alterations shall remain in full force and effect.

Signed this 28th day of February, 1997.

Whitman Education Group, Inc. Lessee		IVAX Corporation, Lessor
By:	/s/ RANDY S. PROTO	By:	/s/ EDWARD J. O’BRIEN

Its:	President	Its:	Vice President – Human Resources
Address:	4400 Biscayne Blvd, 6th Floor Miami, Florida 33137	Address:	4400 Biscayne Blvd, Miami, Florida 33137

SECOND ADDENDUM OF LEASE

THIS SECOND ADDENDUM OF LEASE (“Addendum”) is made and entered into as of the 1st day of February, 2000 by and between IVAX Corporation (“Lessor”) and Whitman Education Group, Inc. (“Lessee”).

RECITALS

A.        Lessor and Lessee are parties to that certain Lease Agreement effective April 1, 1996, as amended by that certain Addendum dated February 28, 1997, (collectively, the “Lease”) under which a certain portion (5465 square feet) of the sixth floor and a certain portion (1361 square feet) of the first floor of that certain office building situated in the City of Miami, County of Dade, State of Florida, described as 4400 Biscayne Boulevard, Miami, Florida (the “Premises”) is demised for years therein stated.

B.        Lessor and Lessee have agreed to increase the size of the Premises.

C.        Lessor and Lessee have agreed to modify the Lease in certain respects as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    RECITALS. The foregoing recitals are true and correct and are incorporated herein by this reference.

2.    ADDITIONAL PREMISES. Commencing as of February 1, 2000 and continuing through the March 31, 2001 Term of this Lease, unless terminated earlier, the Premises shall be expanded to include an additional One Hundred Thirty Eight (138) square feet on the sixth floor, as outlined on Exhibit “A” attached hereto and incorporated herein by this reference (the “Additional Premises”). Lessee accepts the Additional Premises in “AS IS” condition. All references to the Premises herein or in the Lease shall be deemed hereafter to include the Additional Premises.

3.    RENT. The Additional Premises shall be deemed a part of the Premises and shall be subject to all of the terms, conditions and provisions of the Lease. The Rent for the Additional Premises shall be $19.01 per square foot, which is equal to a monthly rental of $218.62, plus applicable sales tax.

4.    RATIFICATION. All terms, covenants, conditions and restrictions under the Lease, except as expressly modified by this Agreement, are hereby ratified and confirmed and shall be and remain in full force and effect in accordance with their terms. The parties acknowledge and agree that this Addendum together with the Lease and the First Addendum thereto, constitutes the entire understanding between the parties in respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IVAX CORPORATION, AS LESSOR
By:	/s/ J. MICHAEL LOPEZ

Name:	J. Michael Lopez
Title:	V. P. Human Resources

WHITMAN EDUCATION GROUP, INC., AS LESSEE
By:	/s/ STEVEN W. STENMARK

Name:	Steven W. Stenmark
Title:	Asst. Secretary

Exhibit "A"

Description of the Additional Premises

[Graphic Omitted]

THIRD ADDENDUM OF LEASE

THIS THIRD ADDENDUM OF LEASE (“Addendum”) is made and entered into as of the 1st day of April, 2001 by and between IVAX Corporation (“Lessor”) and Whitman Education Group, Inc. (“Lessee”).

RECITALS

A.        Lessor and Lessee are parties to that certain Lease Agreement effective April 1, 1996 (“Original Lease”) under which a certain portion (5465 square feet) of the sixth floor and a certain portion (1361 square feet) of the first floor of that certain office building situated in the City of Miami, County of Miami-Dade, State of Florida, described as 4400 Biscayne Boulevard, Miami, Florida (the “Premises”) is demised for years therein stated;

B.        Lessor and Lessee entered into an Addendum dated February 28, 1997 regarding the Premises (“First Addendum”);

C.        Lessor and Lessee entered into a Second Addendum of Lease dated February 1, 2000 under which Lessor leased to Lessee and additional 138 square feet on the sixth floor (“Second Addendum of Lease”).

D.        The Original Lease, First Addendum and Second Addendum of Lease are collectively referred to as the “Lease”;

E.        In August 1997, Lessor and Lessee increased the size of the Premises by an additional 921 square feet on the first floor. The parties never memorialized this change to the Premises and now wish to ratify and amend the Lease accordingly.

F.        Lessor and Lessee have agreed to again increase the size of the Premises and to renew the term of this Lease;

G.        Lessor and Lessee have agreed to modify the Lease in certain respects as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     RECITALS. The foregoing recitals are true and correct and are incorporated herein by this reference.

2.     TERM. The term of this Lease (“Renewal Term”) shall be extended for an additional five (5) year period commencing on April 1, 2001 and expiring on March 31, 2006 unless terminated earlier as provided for in the Lease.

3.     ADDITIONAL PREMISES.

a.     First Floor. In August 1997, during the original term of the Lease, the parties added to the Premises Nine Hundred Twenty One (921) square feet on the first floor of the Premises as outlined in Exhibit A attached hereto and incorporated herein by this reference (“First Floor Additional Premises”), at a rate of $17.00 per square foot. The parties hereby ratify the First Floor Additional Premises and hereby amend the Lease to include the First Floor Additional Premises. All rental payments due for the First Floor Additional Premises under the original term of the Lease have been paid and there are no amounts due and owing. Lessee accepts the First Floor Additional Premises in “AS IS” condition.

b.     Sixth Floor. Commencing as of the Renewal Term of this Lease, the Premises shall be expanded to include an additional Five Thousand Nine Hundred Sixty Four (5964) square feet on the south side of the sixth floor, as outlined on Exhibit B attached hereto and incorporated herein by this reference (the “Sixth Floor Additional Premises”). Lessee accepts the Sixth Floor Additional Premises in “AS IS” condition.

c.     All references to the Premises herein or in the Lease shall be deemed hereafter to include the First Floor Additional Premises and the Sixth Floor Additional Premises. The First Floor Additional Premises and the Sixth Floor Additional Premises shall be deemed a part of the Premises and shall be subject to all of the terms, conditions and provisions of the Lease except as otherwise provided herein. The total square feet of the Premises leased herein shall be 13,849 square feet.

4.     RENT. The Renewal Rent for the First Floor Additional Premises shall be $19.55 per square foot, which is equal to a monthly rental of $1500, plus applicable sales tax. The Rent for the Sixth Floor Additional Premises plus the 138 square feet added under the Second Addendum shall be $19.00 per square foot, which is equal to a monthly rental of $9,661.50, plus applicable sales tax. The annual rent for the Sixth Floor Additional Premises shall be $115,938 plus applicable sales tax. The Renewal Rent for the remaining 6826 square feet shall be as set forth in Section 21 of the Original Lease. All Rent hereunder shall be increased annually at the prevailing CPI rate with a cap of 3½%.

RENT CHART

Square Footage	Monthly Rate*	Annual Rate

5,465 square feet (Original Lease) on 6th floor	$9,967	$119,604

1,361 square feet (Original Lease) + 921 square feet (Third Addendum) 2,282 square feet Combined Premises on 1st floor	$2,567 +$1,500 $4,067	$30,804 +$18,000 $48,804

138 square feet (Second Addendum) +5,964 square feet (Third Addendum) 6,102 square feet Additional Premises on 6th floor	$9,661.50	$115,938

TOTAL 13,849 square feet	$23,695.50	$284,346

      *    Plus applicable sales tax. All rent is subject to increase annually commencing on 4/1/02 at the prevailing CPI rate with a cap of 3½%.

5.     RATIFICATION. All terms, covenants, conditions and restrictions under the Lease, except as expressly modified by this Addendum, are hereby ratified and confirmed and shall be and remain in full force and effect in accordance with their terms. The parties acknowledge and agree that this Addendum together with the Lease and the First Addendum and the Second Addendum thereto, constitutes the entire understanding between the parties in respect to the subject matter hereof.

6.     MISCELLANEOUS. The parties acknowledge and agree as follows: (i) the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; (ii) this instrument, together with the Lease constitutes the entire understanding between the parties in respect to the subject matter hereof, and the Lease has not been modified or amended, except by this Addendum; (iii) in the event of any dispute arising out of the provisions of this Addendum, the non-prevailing party agrees to pay to the prevailing party its attorneys’ fees and costs incurred at all pretrial, trial and appellate levels, and (iv) all the terms in the Addendum shall have the same meaning as set forth in the Lease unless defined herein.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum effective as of the date first above written.

IVAX CORPORATION, AS LESSOR
By:	/S/ J. MICHAEL LOPEZ

Name:	J. Michael Lopez
Title:	V.P. Human Resources

WHITMAN EDUCATION GROUP, INC., AS LESSEE
By:	/S/ STEVEN W. STENMARK

Name:	Steven W. Stenmark
Title:	Controller & Asst. Secretary

Exhibit "A"

Description of the First Floor Additional Premises

[Graphic Omitted]

Exhibit "B"

Description of the Sixth Floor Additional Premises

[Graphic Omitted]